Exhibit 99.1

Statement of Chief Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Michael J. Hagan, the Chief Executive Officer of Nutri/System, Inc. (the “Company”), hereby certifies that:

1)	The Company’s Form 10-K Annual Report for the period ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 17, 2003	/s/ MICHAEL J. HAGAN
Chief Executive Officer